UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2015

Medtronic Public Limited Company

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

(Registrant’s telephone number, including area code): +353 1 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 23, 2015, Medtronic plc, a public limited company organized under the laws of Ireland (the “Company”), filed with the Irish Companies Registration Office, pursuant to certain requirements of the Irish Companies (Amendment) Act 1983, the Initial Accounts of the Company, consisting of certain unconsolidated financial information of the Company for the period from June 12, 2014 (the Company’s initial date of incorporation) to February 27, 2015. The Initial Accounts of the Company comprise the profit and loss account, the balance sheet and related notes (collectively, the “Initial Accounts”), which are attached hereto as Exhibit 99.1 and incorporated by reference herein. Unlike the Company’s consolidated financial statements included in the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which present financial information on a consolidated basis with the Company’s subsidiaries and are prepared in accordance with generally accepted accounting principles in the United States, the Initial Accounts provide certain unconsolidated Company-only financial information and have been prepared in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland). Therefore, the information in this Item 7.01, including Exhibit 99.1, may not be comparable to, but should be read in conjunction with, the information contained in the Company’s filings under the Exchange Act.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing. The Company does not undertake any obligation to update the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Medtronic plc Initial Accounts for the period from June 12, 2014 to February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Gary L. Ellis
Date: March 23, 2015		Gary L. Ellis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Medtronic plc Initial Accounts for the period from June 12, 2014 to February 27, 2015.